CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to us under the heading “Financial Highlights” in this Registration Statement on Form N-1A of Alpine Equity Trust.

PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
February 28, 2005

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 28 to Registration Statement Nos. 33-25378 and 811-05684 of Alpine Equity Trust on Form N-1A of our report dated December 23, 2004, appearing in the Annual Report of Alpine Equity Trust for the year ended October 31, 2004, and to the reference to us under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information, which is part of this Registration Statement.  We also consent to the reference to us under the heading "Financial Highlights" in the Prospectus, which is also part of this Registration Statement.

/s/ Deloitte & Touche LLP
Milwaukee, WI
February 24, 2005